UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

WORKSPORT LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-40681	35-2696895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 N America Dr.

West Seneca, NY 14224

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	WKSP	The Nasdaq Stock Market LLC
Warrants to purchase common stock	WKSPW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2023, Worksport Ltd., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a certain institutional investor (the “Purchaser”) pursuant to which the Company sold, in a registered direct offering, an aggregate of (i) 1,925,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”); and (ii) 1,575,000 pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 1,575,000 shares of Common Stock (the “Pre-funded Warrant Shares”). The offering price per Share was $1.34 and the offering price per Pre-funded Warrant was $1.3399.

Each Pre-funded Warrant is exercisable for one share of Common Stock for $0.0001 immediately upon issuance until all of the Pre-funded Warrants are exercised in full. The number of Pre-funded Warrant Shares are subject adjustments for stock splits, recapitalizations and reorganizations.

The Shares, Pre-funded Warrants and Pre-funded Warrants Shares were offered pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-267696), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 13 2023, as supplemented by a prospectus supplement and accompanying base prospectus dated October 31, 2023 filed with the SEC on November 2, 2023 pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In a concurrent private placement, the Company also issued to the Purchaser unregistered warrants (the “Warrants”) to purchase up to an aggregate of 7,000,000 shares (the “Warrant Shares”) of the Common Stock at an exercise price of $1.34 per share, subject to adjustment for reverse stock splits, recapitalizations and reorganizations. The Warrants are exercisable from May 2, 2024 until the date that is five and a half (5½) years from November 2, 2023.

Pursuant to the Securities Purchase Agreement, the Company is required to file a registration statement with the SEC within 45 days after the date of the Securities Purchase Agreement to register the Warrant Shares under the Securities Act and to keep such registration statement effective at all times until no Purchaser owns any Warrants or Warrant Shares.

The issuance of the Warrants pursuant to the Securities Purchase Agreement were made pursuant to the exemption from the registration requirements under the Securities Act available to the Company under Section 4(a)(2) promulgated thereunder due to the fact the offering of the Warrants did not involve a public offering of securities.

The Securities Purchase Agreement contained customary representations and warranties. The offering closed on November 2, 2023.

On October 31, 2023, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”) as the exclusive placement agent in connection with the offering. Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities in the Offering (the “Placement”). As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the offering and the reimbursement of certain expenses and legal fees.

The Company received net proceeds of approximately $4,200,000 from the offering, after deducting the estimated offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital.

In addition, under the Placement Agency Agreement, for a period from October 31, 2023 until 90 days after November 2, 2023, subject to certain exceptions, neither the Company nor any of its subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the prospectus or filing a registration statement on Form S-8 in connection with any employee benefit plan, in each case without prior written consent of the Placement Agent.

The Placement Agent Agreement also provides that from October 31, 2023 until 180 days after November 2, 2023, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of thereof) involving a variable rate transaction, except that any offer, sale and issuance of shares of Common Stock in connection with the At the Market Offering Agreement dated as of September 30, 2022, by and between the Company and H.C. Wainwright & Co., LLC, is permitted from the period ninety (90) days after November 2, 2023 and thereafter.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Placement Agency Agreement, Securities Purchase Agreement, form of Pre-funded Warrant and form of Warrant, are filed as Exhibits 1.1, 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement, Securities Purchase Agreement, Pre-funded Warrant and Warrant are qualified in their entirety by reference to such exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K (this “Report”) are hereby incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2023, the Compensation Committee of the Board of Directors of the Company (“Board”) determined and recommended and the Board approved the grant of incentive stock options (“CEO Award”) to Steven Rossi, the Chairman, President and Chief Executive Officer of the Company.

The Board believes that Mr. Rossi has played, and continues to play, a key role in the development of the Company, including, without limitation, his important role in the current products undergoing development in the Company, including SCX, TC4 and TerraVis products.

The CEO Award was granted outside the Company’s existing Worksport Ltd. 2022 Equity Incentive Plan (“2022 Plan”) because issuing the stock options outside of the plan will preserve the shares available under the 2022 Plan for future awards to other directors, officers, employees and consultants. Because the CEO Award constitutes equity compensation and is not being granted pursuant to the 2022 Plan, the Company is required to obtain stockholder approval for the grant of the CEO Award under Rule 5635(c) of The Nasdaq Stock Market LLC, which has not been obtained as of the date of the grant.

The terms of the grant of the CEO Award are as follows:

Shares Subject to Option:	1,500,000 Shares

Type of Option:	Incentive Stock Options (ISOs). Any options exceeding the annual $100,000 incentive stock option limit will be treated as non-qualified stock options.

Exercise Price Per Share:	$1.44

Effective Date of Grant:	October 31, 2023

Vesting Schedule:	The Option will become exercisable (“vest”) per the Company’s achievement of specified revenue metrics. The vesting schedule for the Option is as follows: (i) 20% of the Option (or 300,000 Shares subject to Option) shall vest upon the Company achieving annual run rate revenue of $10,000,000, measured by $2,500,000 of quarterly revenue; (ii) an additional 20% of the Option (or 300,000 Shares subject to Option) shall vest upon the Company achieving annual run rate revenue of $20,000,000, measured by $5,000,000 of quarterly revenue; (iii) an additional 20% of the Option (or 300,000 Shares subject to Option) shall vest upon the Company achieving annual run rate revenue of $30,000,000, measured by $7,500,000 of quarterly revenue; (iv) an additional 20% of the Option (or 300,000 Shares subject to Option) shall vest upon the Company achieving annual run rate revenue of $40,000,000, measured by $10,000,000 of quarterly revenue; and (v) an additional 20% of the Option (or 300,000 Shares subject to Option) shall vest upon the Company achieving annual run rate revenue of $50,000,000, measured by $12,500,000 of quarterly revenue.

Item 8.01. Other Events.

On October 31, 2023, the Company issued a press release announcing the pricing of the offering. A copy of the press release announcing this matter is filed as Exhibit 99.1 to this Report and is incorporated by reference into this Item 8.01.

On November 2, 2023, the Company issued a press release announcing the closing of the offering. A copy of the press release announcing this matter is filed as Exhibit 99.2 to this Report and is incorporated by reference into this Item 8.01.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Placement Agent Agreement dated October 31, 2023, by and between Worksport Ltd. and Maxim Group LLC
4.1	Form of Pre-funded Warrant
4.2	Form of Warrant
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1+	Securities Purchase Agreement dated October 31, 2023, by and between Worksport Ltd and the Purchaser
23.1	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1)
99.1	Press Release, dated October 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: November 3, 2023	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer (Principal Executive Officer)